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                                                                    EXHIBIT 5.1


                           [ROPES & GRAY LETTERHEAD]


                                                 October 20, 1999

Charlotte Russe Holding, Inc.
4645 Morena Boulevard
San Diego, CA  92117

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,924,600 shares of common stock, $0.01 par value per share (the "Common Stock"), of Charlotte Russe Holding, Inc., a Delaware corporation (the "Company").

         We have acted as counsel for the Company and are familiar with the actions taken by the Company in connection with the Company's 1996 Long-Term Incentive Plan, 1999 Long-Term Incentive Plan, 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). For purposes of this opinion we have examined the Registration Statement, the Plans and such other documents, records, certificates and other instruments as we have deemed appropriate.

         We express no opinion as to the applicability of compliance with or effect of federal law or the law of any jurisdiction other than the State of Delaware.

         Based upon the foregoing, we are of the opinion that (i) the Common Stock has been duly authorized and (ii) the Common Stock, when issued and sold in accordance with the terms of the Plans, will have been validly issued and will be fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

         It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock while the Registration Statement is in effect.

                                       Very truly yours,


                                       /s/ ROPES & GRAY
                                       ----------------
                                       Ropes & Gray